Exhibit 99.1
                                                                  ------------


[McLeodUSA
Logo Graphic]



FOR IMMEDIATE RELEASE


                 McLeodUSA Reports Second Quarter 2004 Results

     o   Continued strong operational performance in the second quarter
     o   Significantly reduced ongoing quarterly cash requirements
     o Launched Voice-over-Internet-Protocol (VoIP) trial in Chicago, Dallas, Denver and Detroit


CEDAR RAPIDS, Iowa - July 28, 2004 - McLeodUSA Incorporated (Nasdaq: MCLD), one of the nation's largest independent, competitive telecommunications services providers, today reported financial and operating results for the quarter ended June 30, 2004.

Total revenues for the quarter were $191.9 million and gross margin(1) was $86.6 million. SG&A expenses for the quarter were $68.5 million. Adjusted EBITDA(1) for the period was $18.1 million, resulting in the ninth consecutive quarter of positive Adjusted EBITDA. Reported net loss for the quarter was $(82.2) million, or a loss per common share of $(0.28).

"In the second quarter, the Company continued to meet or exceed all operational goals achieving 92% customer satisfaction, 99.7% billing accuracy and 99.999% network reliability ratings. In addition, we significantly reduced our ongoing quarterly cash requirements through the execution of our plans to reduce SG&A, tightly manage capital expenditures and sell available fiber assets," said Chris A. Davis, Chairman and Chief Executive Officer. "While total revenues declined in the quarter, retail sales productivity per rep increased approximately 40 percent. This marked improvement was a direct result of our implementation of a more rigorous sales process in the first quarter and the performance based actions we took in April. Also, this quarter we began to see results from our strategic sales strategy as our strategic sales team closed eleven contracts that we had bid over the last several months. Our wholesale sales team had another strong quarter, successfully selling long distance service and exceeding their sales objective by nearly 25%. Going forward, we continue to believe that the significant investment we have made to be a facilities-based communications company gives us a unique opportunity to sell local wholesale services within our 25-state footprint."

The Company remains focused on revenue growth and sales force productivity. It expects to continue to realize the benefits of its improvement initiatives, as well as, the growth opportunity in its wholesale business in the second half of 2004. However, the benefits of these initiatives will be offset in the third quarter by the final phase of the federally mandated reduction in access rates, which is expected to negatively impact revenues and gross margin by approximately $8 million.

On July 6th, the Company proposed principles to the FCC in support of continued competition in residential and business local phone service. The proposed principles include an orderly transition from UNE-P to UNE-L and continued access to unbundled network elements necessary to provide UNE-L, including access to high capacity (DS1/DS3) loops and transport under fair contract terms and stable pricing (TELRIC). In addition, the Company has held meetings with Chairman Powell and the FCC commissioners to discuss this agenda and obtain concurrence that these principles will be included in any interim or permanent rules issued by the FCC. Based on these discussions the Company believes that the interim rules, which are expected to be issued in the next few weeks, will support true facilities-based competition.

For the quarter ended June 30, 2004, total revenues were $191.9 million compared to $193.6 million in the first quarter of 2004 and $222.6 million in the second quarter of 2003. Revenue for the quarter included approximately $6 million of favorable benefit from ongoing rate settlements related to prior period billings. Gross margin for the second quarter of 2004 was $86.6 million compared to $86.0 million in the first quarter of 2004 and $94.5 million in the second quarter of 2003. Gross margin increased slightly from the first quarter of 2004 as the impact of lower local and long distance revenue was offset by the above mentioned rate settlement. Gross margin as a percentage of revenue for the second quarter was 45.1% compared to 44.4% in the first quarter of 2004 and 42.4% in the second quarter of 2003 as a result of more cost effective network operations.

Private line and data revenue per customer increased 2% and 20% compared to the first quarter of 2004 and the second quarter of 2003, respectively. Long distance revenue per customer declined by 5% from the first quarter of 2004 and 18% from the second quarter of 2003 as the Company reduced the cost of service and offered substantially more competitive pricing. Local service revenue per customer, excluding the above mentioned rate settlement, was essentially flat compared to the first quarter of 2004 and declined by approximately 6% as compared to the second quarter of 2003 as a result of the Company's planned increased usage of its lower cost, more competitively priced and more profitable UNE-L platform.

The Company's excellent operational performance continued in the second quarter of 2004. The customer satisfaction rating remained in excess of 90%, billing accuracy was 99.7% and the Company continued to consistently achieve 99.999% network reliability, all in line with Company goals.

Customer platform mix at the end of the second quarter was 69% UNE-L, 4% resale and 27% UNE-M/P versus 67%, 5% and 28%, respectively, at the end of the first quarter of 2004 and 58%, 7% and 35%, respectively, at the end of the second quarter of 2003 as the Company continued to migrate UNE-P customers to UNE-L and sell the more profitable UNE-L platform. Business customer line turnover was 2.2% in the second quarter of 2004 compared to 1.9% in the first quarter of 2004 and 2.2% in the second quarter of 2003. Total customer line turnover in the second quarter was 2.5% versus 2.3% and 2.4% in the first quarter of 2004 and second quarter of 2003, respectively.

For the second quarter of 2004, SG&A was $68.5 million versus $75.7 million in the first quarter of 2004 and $73.5 million in the second quarter of 2003. Included in the second quarter 2004 SG&A is a benefit of approximately $3.6 million related to a reduction in bad debt reserves resulting from improved performance on receivables collections. In addition, as previously reported, the second quarter 2003 SG&A of $73.5 million included a one-time WorldCom receivable recovery of $7.9 million. Excluding the above benefits, SG&A expenses were approximately $72.1 million in the second quarter of 2004 compared to $81.4 million in the second quarter of 2003. The year-over-year reduction of SG&A expenses reflects the Company's ongoing process improvement programs as well as specific actions taken during the quarter to reduce non-essential expenses. Adjusted EBITDA in the second quarter of 2004 was $18.1 million compared to $10.3 million in the first quarter of 2004 and $21.0 million in the second quarter of 2003. Net loss for the second quarter of 2004 was $(82.2) million compared to $(91.4) million in the first quarter of 2004 and $(72.8) million in the second quarter of 2003.

Total revenues for the six months ended June 30, 2004 were $385.5 million versus $448.5 million in the comparable 2003 period. Gross margin for the six-month period ending June 30, 2004 was $172.6 million versus $183.0 million in 2003. Gross margin as a percent of revenue for the six-month period was 44.8% versus 40.8% in 2003. Total SG&A expenses for the six-month period were $144.2 million and $155.2 million in the 2004 and 2003 periods, respectively. Adjusted EBITDA was $28.4 million for the six-month 2004 period versus $27.8 million in 2003.

As discussed in last quarter's earnings release and conference call, the Company has taken additional steps to conserve cash and improve liquidity while continuing to focus on its revenue growth plan. All identified actions were completed, which are expected to result in approximately $8 million of savings to the quarterly SG&A run-rate by the fourth quarter of 2004. Capital expenditures for the second quarter were $14 million in line with the Company's revised plan to spend approximately $50-55 million in 2004 versus its initial plan of $65 million. The revised capital expenditure plan for the year remains dedicated to new product introduction, cost savings programs and strategic growth initiatives. In addition, the Company completed approximately $5 million of fiber sales in the second quarter. These combined actions resulted in a cash usage of approximately $18 million in the second quarter, down significantly from the average usage of about $33 million of cash in the past several quarters.

The Company ended the quarter with $31.2 million of cash on hand excluding approximately $7.0 million of rate settlement payments received in early July. The Company has met all current financial covenants and continues to have full access to the $110 million exit credit facility. As of June 30, 2004 there was $35.0 million of cash available from the exit facility. As planned, the Company made its third quarter withdrawal of $15.0 million from the exit credit facility. Going forward the Company expects to continue to realize the benefits of the cash management actions implemented in the second quarter and the execution of its plan to sell $50 million of fiber in 2004.

Other recent highlights include:

o On July 27, 2004, the Company announced the addition of Preferred Advantage(SM) Hosted Exchange and Shared Web Hosting for business customers. With the addition of these new services the Company will provide businesses with the capabilities of a fully managed messaging and data communications solution at a lower cost of ownership.

o On July 26, 2004, the Company announced it has begun the market trial for its next generation Voice-over-Internet Protocol (VoIP) switching architecture and is now providing Preferred Advantage(SM) Dynamic Integrated Access service to selected trial business customers in the Denver, Dallas, Detroit and Chicago markets.

o On July 21, 2004, the Company announced it is now offering Preferred Advantage(SM) Managed Services for Dedicated Internet Access to its business customers. The service provides a totally managed outsourced Internet service which combines Dedicated Internet Access network services from McLeodUSA with industry-leading customer premises equipment and network management software.

o On July 21, 2004, the Company announced it is now offering new flexible Preferred Advantage(SM) Local Voice packages for residential and business customers, which allows customers to bundle services and obtain the flexibility to customize their communications solutions.

o On July 6, 2004, McLeodUSA and AT&T announced that we have reached a long-term agreement in principle whereby AT&T would begin an orderly transition of lines off the Bells' UNE-P platform in selected states and onto McLeodUSA's UNE-L facilities-based network. Finalization of the agreement requires regulatory clarity in support of facilities-based competition.

o On May 10, 2004, the Company announced the expansion of its Preferred Advantage(SM) DSL services to include home/office networking and wireless service and selected Netopia to provide the associated hardware to support the new product.


Conference Call
---------------

McLeodUSA will host a conference call on Wednesday, July 28, 2004, at 10 a.m. Eastern Time to discuss second quarter results and the information contained in this release. The call may be accessed at 888-271-9098 (U.S.) or 706-634-6027 (International). A replay will be available approximately 2 hours after completion of the call at 800-642-1687 (U.S.) or 706-645-9291 (International), Conference ID No. 8790375. The audio replay will be available through midnight ET on Wednesday, August 4, 2004. The call will also be Webcast live and available via replay at:
http://www.mcleodusa.com/InvestorRelations/StreamingMedia.do
------------------------------------------------------------


About McLeodUSA
---------------

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of June 30, 2004, 38 ATM switches, 39 voice switches, 696 collocations, 435 DSLAMs and 2,510 employees. As of April 16, 2002, Forstmann Little & Co. became a 58% shareholder in the Company. Visit the Company's Web site at www.mcleodusa.com
                                                            -----------------



(1) Non-GAAP Financial Measures
-------------------------------

To provide further clarification, the Company has begun using the term Adjusted EBITDA as a replacement for EBITDA. Adjusted EBITDA is a non-GAAP financial measure used by management to evaluate the effectiveness of the Company's operating performance and to enhance the comparability between periods. EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as defined by McLeodUSA, further removes the effects of other income and expense and restructuring adjustments. Management removes the effects of other income and expense and restructuring adjustments from Adjusted EBITDA because it does not believe that such items are representative of the core operating results of the Company's ongoing competitive telecommunications activities. For a facilities-based telecommunications services provider like McLeodUSA with high initial capital investments required in order to gain entry to the industry, management believes that omitting depreciation and amortization from Adjusted EBITDA provides a relevant and useful measure of the Company's core operating performance and enhances comparability between periods. Management believes that non-GAAP measures such as Adjusted EBITDA are commonly reported and used by analysts, investors and other interested parties in the telecommunications industry. Adjusted EBITDA is reconciled to net loss, the most comparable GAAP measure, within the table presented below. McLeodUSA's use of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in the telecommunications industry. The use of Adjusted EBITDA is not intended to replace measures of financial performance reported in accordance with accounting principles generally accepted in the United States.


                                                                             Three months ended
                                                        --------------------------------------------------------------
 (In millions)                                            June 30, 2004        March 31, 2004        June 30, 2003
                                                        -------------------  -------------------   -------------------
 Reconciliation of Adjusted EBITDA:
 Net loss.............................................        $     (82.2)         $     (91.4)          $     (72.8)
 Interest expense.....................................               11.6                 11.1                   8.3
 Other nonoperating expense (income)..................                0.5                  0.4                   0.4
 Restructuring adjustment.............................               (0.2)                   -                     -
 Depreciation and amortization........................               88.4                 90.2                  85.1
                                                        -------------------  -------------------   -------------------
     Adjusted EBITDA..................................        $      18.1          $      10.3           $      21.0
                                                        ===================  ===================   ===================




                                                                              Six months ended
                                                               -----------------------------------------------
 (In millions)                                                     June 30, 2004            June 30, 2003
                                                               ----------------------   ----------------------

 Reconciliation of Adjusted EBITDA:
 Net loss....................................................         $      (173.7)           $      (156.9)
 Interest expense............................................                  22.8                     17.0
 Other nonoperating expense (income).........................                   0.9                      0.4
 Restructuring adjustment....................................                  (0.2)                       -
 Depreciation and amortization...............................                 178.6                    167.3
                                                               ----------------------   ----------------------
     Adjusted EBITDA.........................................         $        28.4            $        27.8
                                                                  ======================   ======================

Gross margin is another financial measure that management uses to evaluate operating performance. Gross margin, which is calculated as revenues less cost of service, excludes depreciation and amortization expenses. Cost of service includes expenses directly associated with providing telecommunications services to its customers. Costs classified as cost of service include, among other items, the cost of connecting customers to the McLeodUSA network via leased facilities, the costs paid to third party providers for interconnect access and transport services, the costs of leasing components of network facilities and the cost of fiber related to sales and leases of network facilities. Gross margin is reconciled to net loss, the most comparable GAAP measure, within the table presented below.


                                                                             Three months ended
                                                        --------------------------------------------------------------
 (In millions)                                            June 30, 2004        March 31, 2004        June 30, 2003
                                                        -------------------  -------------------   -------------------
 Reconciliation of Gross Margin:
 Net loss.............................................        $     (82.2)         $     (91.4)          $     (72.8)
 Interest expense.....................................               11.6                 11.1                   8.3
 Other nonoperating expense (income)..................                0.5                  0.4                   0.4
 Restructuring adjustment.............................               (0.2)                   -                     -
 Depreciation and amortization........................               88.4                 90.2                  85.1
 Selling, general and administrative..................               68.5                 75.7                  73.5
                                                        -------------------  -------------------   -------------------
     Gross Margin.....................................        $      86.6          $      86.0           $      94.5
                                                        ===================  ===================   ===================



                                                                                 Six months ended
                                                                  -----------------------------------------------
    (In millions)                                                     June 30, 2004            June 30, 2003
                                                                  ----------------------   ----------------------

    Reconciliation of Gross Margin:
    Net loss....................................................         $      (173.7)           $      (156.9)
    Interest expense............................................                  22.8                     17.0
    Other nonoperating expense (income).........................                   0.9                      0.4
    Restructuring adjustment....................................                  (0.2)                       -
    Depreciation and amortization...............................                 178.6                    167.3
    Selling, general and administrative.........................                 144.2                    155.2
                                                                  ----------------------   ----------------------
        Gross Margin............................................         $       172.6            $       183.0
                                                                  ======================   ======================


Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements may include projections of financial and operational results and goals, including revenue, EBITDA, Adjusted EBITDA, profitability, savings and cash. In some cases, you can identify these so-called "forward-looking statements" by our use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend" or "potential" or the negative of those words and other comparable words. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statement include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on Form 10-K filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:

McLeodUSA Incorporated, Cedar Rapids, IA
Investor Contact: Bryce E. Nemitz
Press Contact:    Bruce A. Tiemann
Phone: (319) 790-7800
Mcleodusa_ir@mcleodusa.com



MCLEODUSA INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(UNAUDITED)


                                                                                     Three months ended
                                                                       -------------------------------------------
                                                                           June 30, 2004          June 30, 2003
                                                                       --------------------    -------------------

    Revenue                                                            $             191.9     $            222.6

    Operating expenses:
        Cost of service (exclusive of depreciation and
            amortization shown separately below)                                     105.3                  128.1
        Selling, general and administrative                                           68.5                   73.5
        Depreciation and amortization                                                 88.4                   85.1
        Restructuring adjustment                                                      (0.2)                   -
                                                                       --------------------    -------------------
            TOTAL OPERATING EXPENSES                                                 262.0                  286.7
                                                                       --------------------    -------------------
            OPERATING LOSS                                                           (70.1)                 (64.1)
                                                                       --------------------    -------------------

    Nonoperating income (expense):
        Interest expense, net of amounts capitalized                                 (11.6)                  (8.3)
        Other expense                                                                 (0.5)                  (0.4)
                                                                       --------------------    -------------------
            TOTAL NONOPERATING EXPENSE                                               (12.1)                  (8.7)
                                                                       --------------------    -------------------
            NET LOSS                                                   $             (82.2)    $            (72.8)
                                                                       --------------------    -------------------
    Preferred stock dividend                                                          (0.8)                  (1.2)
                                                                       --------------------    -------------------
            NET LOSS APPLICABLE TO COMMON SHARES                       $             (83.0)    $            (74.0)
                                                                       ====================    ===================

    Basic and diluted loss per common share                            $             (0.28)    $            (0.27)
                                                                       ====================    ===================
    Weighted average common shares outstanding                                       292.2                  276.9
                                                                       ====================    ===================


MCLEODUSA INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(UNAUDITED)


                                                                                      Six months ended
                                                                       --------------------------------------------
                                                                           June 30, 2004           June 30, 2003
                                                                       ------------------       -------------------

    Revenue                                                             $          385.5         $          448.5

    Operating expenses:
        Cost of service (exclusive of depreciation and
            amortization shown separately below)                                   212.9                    265.5
        Selling, general and administrative                                        144.2                    155.2
        Depreciation and amortization                                              178.6                    167.3
        Restructuring adjustment                                                    (0.2)                     -
                                                                       ------------------       -------------------
            TOTAL OPERATING EXPENSES                                               535.5                    588.0
                                                                       ------------------       -------------------
            OPERATING LOSS                                                        (150.0)                  (139.5)
                                                                       ------------------       -------------------

    Nonoperating income (expense):
        Interest expense, net of amounts capitalized                               (22.8)                   (17.0)
        Other expense                                                               (0.9)                    (0.4)
                                                                       ------------------       -------------------
            TOTAL NONOPERATING EXPENSE                                             (23.7)                   (17.4)
                                                                       ------------------       -------------------
            NET LOSS                                                    $         (173.7)        $         (156.9)
                                                                       ------------------       -------------------
    Preferred stock dividend                                                        (1.6)                    (2.4)
                                                                       ------------------       -------------------
             NET LOSS APPLICABLE TO COMMON SHARES                       $         (175.3)        $         (159.3)
                                                                       ==================       ===================

    Basic and diluted loss per common share                             $          (0.60)        $          (0.58)
                                                                       ==================       ===================
    Weighted average common shares outstanding                                     291.6                    276.6
                                                                       ==================       ===================


MCLEODUSA INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions)



                                                                          June 30, 2004           December 31, 2003
                                                                      ----------------------    -----------------------
                                                                           (unaudited)
    ASSETS
    Current Assets
        Cash and cash equivalents                                      $                31.2    $                56.5
        Trade receivables, net                                                          68.0                     65.6
        Prepaid expense and other                                                       22.5                     22.4
        Assets held for sale                                                             2.0                      2.0
                                                                      ----------------------    -----------------------
        Total Current Assets                                                           123.7                    146.5
                                                                      ----------------------    -----------------------

    Non-current Assets
        Property and equipment, net                                                    884.1                  1,007.7
        Goodwill and other intangibles, net                                            428.2                    446.9
        Other non-current assets                                                        25.3                     29.5
                                                                      ----------------------    -----------------------
        Total Non-current Assets                                                     1,337.6                  1,484.1
                                                                      ----------------------    -----------------------

    Total Assets                                                       $             1,461.3     $            1,630.6
                                                                      ======================    =======================

    LIABILITIES AND EQUITY
    Current Liabilities
        Current maturities of long-term debt                           $                31.3     $               27.1
        Accounts payable                                                                39.0                     30.5
        Deferred revenue, current portion                                                6.2                      6.9
        Other current liabilities                                                      101.6                    121.5
        Liabilities related to discontinued operations                                   0.3                      1.1
                                                                      ----------------------    -----------------------
        Total Current Liabilities                                                      178.4                    187.1
                                                                      ----------------------    -----------------------

    Long-term Liabilities
        Long-term debt, excluding current maturities                                   726.7                    717.3
        Deferred revenue less current portion                                           17.0                     15.1
        Other long-term liabilities                                                     60.0                     58.3
                                                                      ----------------------    -----------------------
        Total Long-term Liabilities                                                    803.7                    790.7
                                                                      ----------------------    -----------------------

    Redeemable Convertible Preferred Stock                                             121.7                    131.1

    Stockholders' Equity                                                               357.5                    521.7
                                                                      ----------------------    -----------------------

        Total Liabilities and Equity                                   $             1,461.3     $            1,630.6
                                                                      ======================    =======================



MCLEODUSA INCORPORATED AND SUBSIDIARIES
Selected Telecommunications Statistical Data

                                                        ------------------     -------------------     -------------------
                                                             6/30/03                3/31/04                 6/30/04
                                                        ------------------     -------------------     -------------------

Active central offices                                              1,722                   1,708                   1,692

Collocations                                                          584                     667                     696

Switches owned
    CO / LD                                                            45                      40                      39
    ATM / Frame Relay                                                  38                      38                      38

DSLAMs installed                                                      435                     435                     435


Total Competitive:
    Customers                                                     414,767                 381,791                 369,282
    Access Units / Customer                                           2.7                     2.8                     2.8

Revenue per Customer / Month
        Local                                                 $    112.10          $       106.55             $   111.97*
        Long distance                                               36.92                   31.56                   30.11
        Private line & data                                         26.82                   31.61                   32.11
                                                        ------------------     -------------------     -------------------
        Total                                                 $    175.84          $       169.72             $    174.19
                                                        ==================     ===================     ===================

Platform Distribution
        Resale                                                         7%                      5%                      4%
        UNE-M/P                                                       35%                     28%                     27%
        UNE-L                                                         58%                     67%                     69%
                                                        ------------------     -------------------     -------------------
        Total                                                        100%                    100%                    100%
                                                        ==================     ===================     ===================

*  Excluding second quarter rate settlement local revenue per customer was $105.67
